Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 19, 2013, Universal Truckload Services, Inc. (“Universal”) completed the acquisition of Westport USA Holding, LLC (“Westport”) pursuant to the terms of the Unit Purchase Agreement dated November 27, 2013 (the “Purchase Agreement”) among Universal, Hiberis International Corp., SM International Holdings and SM Brasil Participações, S.A. A copy of the Purchase Agreement was filed as Exhibit 2.1 to Universal’s Current Report on Form 8-K filed on December 2, 2013. Pursuant to the terms of the Purchase Agreement, Universal acquired Westport for $123.0 million in cash, subject to a working capital adjustment after closing. Universal financed the acquisition with its Revolving Credit and Term Loan Agreement, borrowing approximately $120.5 million. The following unaudited pro forma condensed consolidated financial statements illustrate the effects of Universal’s acquisition of Westport, on a debt-free, cash-free basis, using the purchase method of accounting and the effects of borrowings under the credit agreement.

Universal and Westport both follow a 52-week annual accounting period. However, Universal utilizes a 13-week quarterly accounting period and Westport’s accounting periods end on the last day of a calendar quarter end. Accordingly, the unaudited pro forma condensed combined balance sheet as of September 28, 2013 combines the September 28, 2013 historical balance sheet of Universal and the September 30, 2013 balance sheet of Westport, which is presented to give pro forma effect to the acquisition on September 28, 2013. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2012 combines the historical statements of income for both Universal and Westport. The unaudited pro forma condensed combined statement of income for the thirty-nine weeks ended September 28, 2013 combines the historical statement of income for Universal for the thirty-nine weeks ended September 28, 2013 and the historical statement of income for Westport for the nine months ended September 30, 2013. The unaudited pro forma condensed combined statement of income for the thirty-nine weeks ended September 29, 2012 combines the historical statement of income for Universal for the thirty-nine weeks ended September 29, 2012 and the historical statement of income for Westport for the nine months ended September 30, 2012. The unaudited pro forma condensed combined statements of income give effect to the acquisition as if it occurred on January 1, 2012.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the acquisition occurred as of the dates indicated or what financial position or results would be for any future periods.

The unaudited pro forma condensed combined statements of income do not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition or any related restructuring costs. Cost savings, if achieved, could result from improved material sourcing and elimination of redundant costs, including headcount and facilities.

The unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with the historical financial statements and related notes of Westport included in this Current Report on Form 8-K/A and of Universal in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the fiscal period ended September 28, 2013.

Based on Universal’s review of Westport’s summary of significant accounting policies disclosed in Westport’s financial statements, the nature and amount of any adjustments to the historical financial statements of Westport to conform their accounting policies to those of Universal are not expected to be significant. Upon consummation of the acquisition, further review of Westport’s accounting policies and financial statements may result in required revisions to Westport’s policies and classifications to conform to Universal.

See the accompanying notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments are explained in Note 3—Pro Forma Adjustments.

UNIVERSAL TRUCKLOAD SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	Universal (September 28, 2013)	Westport (September 30, 2013)
			Pro Forma Adjustments
					Pro Forma

Current Assets:
Cash and cash equivalents	$5,451	$7,893	$(7,893	)(a)	$1,601
			(3,850	)(d)
Restricted cash	—	1,000	—		1,000
Marketable securities	10,641	—	—		10,641
Accounts receivable—net	131,089	12,614	—		143,703
Other receivables	16,996	—	—		16,996
Due from affiliates	2,334	8,224	(8,224	)(a)	2,334
Prepaid income taxes	3,358	—	—		3,358
Prepaid expenses and other	10,776	8,549	—		19,325
Deferred income taxes	2,111	23	—		2,134

Total current assets	182,756	38,303	(19,967)		201,092

Property and equipment—net	124,001	17,032	—		141,033
Due from affiliates	—	17,312	(17,312	)(a)	—
Notes receivable	—	19,786	(19,786	)(a)
Goodwill	17,965	345	(345	)(c)	75,922
			57,957	(b)
Intangible assets—net	5,429	447	(447	)(c)	63,229
			57,800	(b)
Other assets	5,097	3,132	(2,639	)(a)	6,940
			1,350	(d)

Total assets	$335,248	$96,357	$56,611		$488,216

Current liabilities:
Accounts payable	$53,514	$1,014	$—		$54,528
Due to affiliates	4,476	7,853	(7,853	)(a)	4,476
Accrued expenses and other current liabilities	17,584	1,147	—		18,731
Insurance and claims	20,999	—	—		20,999
Current maturities of capital lease obligations	—	1,591	—		1,591
Current portion of long-term debt	3,429	3,750	(3,750	)(a)	3,429

Total current liabilities	100,002	15,355	(11,603)		103,754

Long-term liabilities:
Long-term debt	120,571	45,456	(45,456	)(a)	241,071
			120,500	(d)
Capital lease obligations, net of current maturities	—	3,442	—		3,442
Deferred income taxes	14,462	2,883	22,391	(b)	39,736
Due to affiliates	—	2,363	(2,363	)(a)	—
Other long-term liabilities	4,992	120	(120	)(a)	4,992

Total long-term liabilities	140,025	54,264	94,952		289,241

Shareholders’ equity:
Common stock	30,710	4,700	(4,700	)(e)	30,710
Paid-in capital	550	5,103	(5,103	)(e)	550
Treasury stock, at cost	(9,316)	—	—		(9,316)
Retained earnings	71,756	17,032	(17,032	)(e)	71,756
Accumulated other comprehensive income	1,521	(97)	97	(e)	1,521

Total shareholders’ equity	95,221	26,738	(26,738)		95,221

Total liabilities and shareholders’ equity	$335,248	$96,357	$56,611		$488,216

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements. The pro forma adjustments are explained in Note 3—Pro Forma Adjustments.

UNIVERSAL TRUCKLOAD SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(In thousands, except per share data)

	Universal (Thirty-nine Weeks Ended September 28, 2013)	Westport (Nine Months Ended September 30, 2013)

			Pro Forma Adjustments
					Consolidated
Operating revenues:
Transportation services	$527,213	$—	$—		$527,213
Value-added services	146,887	52,093	—		198,980
Intermodal services	99,844	—	—		99,844
Machining	—	13,909	—		13,909

Total operating revenues	773,944	66,002	—		839,946
Operating expenses:
Purchased transportation and equipment rent	419,590	—	—		419,590
Direct personnel and related benefits	132,897	20,446	—		153,343
Commission expense	29,254	—	—		29,254
Operating expenses (exclusive of items shown separately)	57,821	21,484	—		79,305
Occupancy expense	14,923	4,349	—		19,272
Selling, general, and administrative	24,445	3,470	—		27,915
Insurance and claims	14,905	—	—		14,905
Depreciation and amortization	14,749	2,149	5,887	(f)	22,785

Total operating expenses	708,584	51,898	5,887		766,369

Income from operations	65,360	14,104	(5,887)		73,577
Interest income	72	374	—		446
Interest expense	(3,196)	(2,380)	2,264	(g)	(5,725)

			(2,413	)(h)
Other non-operating income (expense)	366	—	—		366

Income before provision for income taxes	62,602	12,098	(6,036)		68,664
Provision for income taxes	23,332	4,029	(2,324	)(i)	25,037

Net income	$39,270	$8,069	$(3,712)		$43,627

Earnings per common share:
Basic	$1.31				$1.45
Diluted	$1.30				$1.45
Weighted average number of common shares outstanding:
Basic	30,058				30,058
Diluted	30,099				30,099

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements. The pro forma adjustments are explained in Note 3—Pro Forma Adjustments.

UNIVERSAL TRUCKLOAD SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(In thousands, except per share data)

	Universal (Thirty-nine Weeks Ended September 29, 2012	Westport (Nine Months Ended September 30, 2012)

			Pro Forma
			Adjustments		Consolidated
Operating revenues:
Transportation services	$561,479	$—	$—		$561,479
Value-added services	130,959	29,202	—		160,161
Intermodal services	85,420	—	—		85,420
Machining	—	10,854	—		10,854

Total operating revenues	777,858	40,056	—		817,914
Operating expenses:
Purchased transportation and equipment rent	445,930	—	—		445,930
Direct personnel and related benefits	123,965	7,422	—		131,387
Commission expense	31,600	—	—		31,600
Operating expenses (exclusive of items shown separately)	52,745	23,296	—		76,041
Occupancy expense	14,753	2,010	—		16,763
Selling, general, and administrative	24,353	2,514	—		26,867
Insurance and claims	15,592	—	—		15,592
Depreciation and amortization	13,384	1,310	6,123	(f)	20,817

Total operating expenses	722,322	36,552	6,123		764,997

Income from operations	55,536	3,504	(6,123)		52,917
Interest income	223	213	—		436
Interest expense	(2,531)	(549)	412	(g)	(5,081)

			(2,413	)(h)
Other non-operating income	2,357	5	—		2,362

Income before provision for income taxes	55,585	3,173	(8,124)		50,634
Provision for income taxes	10,349	1,167	(3,128	)(i)	8,388

Net income	$45,236	$2,006	$(4,996)		$42,246

Earnings per common share:
Basic	$1.51				$1.41
Diluted	$1.51				$1.41
Weighted average number of common shares outstanding:
Basic	30,034				30,034
Diluted	30,034				30,034

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements. The pro forma adjustments are explained in Note 3—Pro Forma Adjustments.

UNIVERSAL TRUCKLOAD SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands, except per share data)

			Pro Forma Adjustments
	Universal	Westport			Consolidated
Operating revenues:
Transportation services	$741,650	$—	$—		$741,650
Value-added services	174,975	44,588	—		219,563
Intermodal services	120,381	—	—		120,381
Machining	—	13,799	—		13,799

Total operating revenues	1,037,006	58,387	—		1,095,393
Operating expenses:
Purchased transportation and equipment rent	592,493	—	—		592,493
Direct personnel and related benefits	163,069	14,930	—		177,999
Commission expense	42,157	—	—		42,157
Operating expenses (exclusive of items shown separately)	71,117	27,968	—		99,085
Occupancy expense	19,275	3,455	—		22,730
Selling, general, and administrative	41,159	4,109	—		45,268
Insurance and claims	20,342	—	—		20,342
Depreciation and amortization	18,237	2,069	8,165	(f)	28,471

Total operating expenses	967,849	52,531	8,165		1,028,545

Income from operations	69,157	5,856	(8,165)		66,848
Interest income	241	247	—		488
Interest expense	(4,224)	(668)	382	(g)	(7,727)

			(3,217	)(h)
Other non-operating income	2,778	7	—		2,785

Income before provision for income taxes	67,952	5,442	(11,000)		62,394
Provision for income taxes	20,264	2,222	(4,235	)(i)	18,251

Net income	$47,688	$3,220	$(6,765)		$44,143

Earnings per common share:
Basic	$1.59				$1.47
Diluted	$1.59				$1.47
Weighted average number of common shares outstanding:
Basic	30,032				30,032
Diluted	30,036				30,036

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements. The pro forma adjustments are explained in Note 3—Pro Forma Adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The accompanying unaudited pro forma condensed financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined balance sheet as of September 28, 2013 combines the September 28, 2013 historical balance sheet of Universal and the September 30, 2013 balance sheet of Westport, which is presented to give pro forma effect to the acquisition on that date. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2012 combines the historical statements of income for both Universal and Westport. The unaudited pro forma condensed combined statement of income for the thirty-nine weeks ended September 28, 2013 combines the historical statement of income for Universal for the thirty-nine weeks ended September 28, 2013 and the historical statement of income for Westport for the nine months ended September 30, 2013. The unaudited pro forma condensed combined statement of income for the thirty-nine weeks ended September 29, 2012 combines the historical statement of income for Universal for the thirty-nine weeks ended September 29, 2012 and the historical statement of income for Westport for the nine months ended September 30, 2012. The unaudited pro forma condensed combined statements of income give effect to the acquisition and related borrowings under the credit agreement as if they occurred on January 1, 2012.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. Certain assets and liabilities in the unaudited pro forma condensed combined balance sheet and certain revenues and expenses in the unaudited pro forma condensed combined statements of income have been reclassified to conform to the presentation of Universal. Such reclassifications had no impact on total assets, total liabilities, total operating revenues, income from continuing operations, or net income.

Note 2—Purchase Price Allocation

The allocation of the $123.0 million purchase price is subject to a post-closing working capital adjustment. The allocation of the purchase price requires extensive use of accounting estimates and judgments to allocate the purchase price to tangible and intangible assets acquired and liabilities assumed based on their respective fair values. An independent third-party appraiser assisted in performing the valuation of identifiable intangible assets. The final allocation of the purchase price will be determined based on the fair value of the tangible and intangible assets acquired and liabilities assumed on the actual date of the acquisition. Adjustments to the fair values of the tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized. The Company believes the fair values assigned to the tangible and intangible assets acquired and liabilities assumed are based on reasonable assumptions. The preliminary allocation of the purchase price to the fair value of Westport’s assets acquired and liabilities assumed as if the acquisition date was September 28, 2013 is presented as follows:

Working capital	$18,411
Property and equipment	17,032
Trademarks	2,500
Customer relationships	34,700
Customer contracts	20,600
Goodwill	57,957
Other long-term assets	493
Capital lease obligations, net of current maturities	(3,442)
Deferred income taxes	(25,251)

Net cash paid for acquisition	$123,000

Note 3—Pro Forma Adjustments

The following represents an explanation of the various pro forma adjustments to the unaudited condensed combined balance sheet and income statements:

(a)	To eliminate Westport’s assets not acquired and liabilities not assumed.

(b)	To adjust for the purchase price allocation as of September 28, 2013.

(c)	To eliminate the goodwill and intangible assets recorded in the historical financial statements of Westport.

(d)	To record the cash used and borrowings made under the credit agreement to (i) acquire Westport for $123.0 million in cash and (ii) pay $1.3 million of debt issuance costs.

(e)	To eliminate the historical stockholders’ equity of Westport.

(f)	To record an increase in amortization expense as a result of the purchase price allocation of the Westport acquisition which resulted in the amortization of acquired intangible assets related to Westport’s customers, as follows:

	Thirty-nine Weeks Ended		Year Ended December 31, 2012
	September 28,	September 29,
	2013	2012

Amortization of acquired intangible assets	$5,985	$6,264	$8,352
Less historical amortization of Westport’s customer intangibles	(98)	(140)	(187)

Pro forma adjustment	$5,887	$6,123	$8,165

Amortization expense on acquired intangible assets has been calculated (i) ratably over the period of expected cash flows of current customer contracts and (ii) using the straight-line method over the estimated useful life of customer relationships, as follows:

		Estimated Weighted Average Life	Estimated Amortization
			Thirty-nine Weeks Ended		Year Ended
			September 28,	September 29,	December 31,
	Fair Value	(years)	2013	2012	2012

Customer contracts	$20,600	3.44	$4,616	$4,894	$6,525
Customer relationships	34,700	19.00	1,370	1,370	1,826

	$55,300		$5,985	$6,264	$8,352

Based on management’s estimate, amortization expense on the acquired customer contracts is expected to approximate $6.5 million, $6.2 million, $4.5 million and $3.4 million for the years ending December 31, 2014, 2015, 2016 and 2017, respectively. The useful lives of acquired Westport trademarks are expected to be indefinite and, therefore, such trademarks are not subject to amortization.

(g)	To eliminate Westport’s historical interest expense on debt that was extinguished prior to closing and not assumed by Universal.

(h)	To adjust interest expense, on a pro forma basis beginning January 1, 2012, for the $120.5 million borrowed pursuant to the credit agreement in connection with the acquisition of Westport. For purposes of this calculation, only the required interest payments are assumed to have been made and the effective interest rate, which varies based on LIBOR, was 2.67% for the pro forma periods.

(i)	To record the income tax expense related to the pro forma adjustments at a blended federal, state and local statutory rate of 38.5%.